Exhibit 32-12

CERTIFICATION OF PERIODIC REPORT

I, Daniel G. Brudzynski, Controller and principal financial officer of The Detroit Edison Securitization Funding LLC (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge and belief:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the “Report’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2004	/s/ DANIEL G. BRUDZYNSKI

Daniel G. Brudzynski
Controller
The Detroit Edison Securitization Funding LLC

A signed original of this written statement required by Section 906 has been provided to The Detroit Edison Securitization Funding LLC and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.